LEXINGTON REALTY TRUST
ONE PENN PLAZA, SUITE 4015
NEW YORK, NEW YORK 10119-4015

POWER OF ATTORNEY
      The undersigned, Claire A. Koeneman, hereby makes, constitutes and appoints Patrick Carroll, Joseph S. Bonventre and Gabriela Reyes the attorneys-in-fact (individually, an ?Attorney? and collectively, the ?Attorneys?) of the undersigned, with full power and authority, including without limitation the power of substitution and resubstitution, acting together or separately, in the name of and for and on behalf of the undersigned:

      (a)????For the purposes of complying with the requirements of
Section 16(a) of the Securities Exchange Act of 1934, as amended (the ?Exchange Act?), and the rules of the Securities and Exchange Commission thereunder (the Exchange Act, together with such rules, being herein referred to as the ?Act?), to prepare or cause to be prepared, execute, sign and file with the Securities and Exchange Commission and all applicable securities exchanges on behalf of the undersigned all reports (including, without limitation, amendments thereto) required to be filed by the undersigned under Section 16(a) of the Act, including, without limitation, all Initial Statements of Beneficial Ownership of Securities on Securities and Exchange Commission Form 3 and subsequent reports on Forms 4 and 5, with respect to the equity securities of Lexington Realty Trust; and
      (b)????To make, execute, acknowledge and deliver such other documents, letters and other writings, including communications to the Securities and Exchange Commission, and in general to do all things and to take all actions necessary or proper in connection with or to carry out the objective of complying with Section 16(a) of the Act as fully as could the undersigned if personally present and acting.
      Each of the Attorneys is hereby empowered to determine in his or her sole discretion the time or times when, purpose for and manner in which any power herein conferred upon him or her shall be exercised, and the conditions, provisions or the contents of any report, instrument or other document which may be executed by him or her pursuant hereto.
      The undersigned hereby ratifies all that any one or more of the Attorneys or his, her or their substitute or substitutes shall lawfully do under the authority of this Power of Attorney.
      Each Attorney shall have full power to make and substitute any other attorney-in-fact in his or her place and stead. The term ?Attorney? shall include the respective substitutes of any Attorney.
      Any and all lawful actions taken by the Attorneys on behalf of the undersigned in furtherance of the purposes set forth above prior to the date hereof, be, and they hereby are, severally ratified, confirmed and approved, it being the intent of the undersigned to confer upon all such actions the same authority and effect as if each of such actions had been carried out personally by the undersigned.
      This Power of Attorney shall be governed by the laws of the State of New York.





      This Power of Attorney shall remain in effect until 11:59 p.m. (Eastern Time), on September 9, 2018.
      IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney as of September 10, 2015.

      /s/ Claire A. Koeneman
      Claire A. Koeneman